Exhibit 3.182
ARTICLES OF INCORPORATION
OF
AUTOSRED, INC.
     We, the undersigned, being natural persons of the age of twenty-one years or more and subscribers to the shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under “The General and Business Corporation Act of Missouri”, do hereby adopt the following Articles of Incorporation.
ARTICLE ONE
     The name of the corporation is: Autosred, Inc.
ARTICLE TWO
     The address of its initial registered office in the State of Missouri is: Rural Route 1, Warrensburg, Missouri, 64093, and the name of its initial registered agent at such address is: Vernon M. Cagle.
ARTICLE THREE
     The aggregate number of shares which the corporation shall have authority to issue shall be One Thousand (1,000) of the par value of none.
ARTICLE FOUR
     The number of shares to be issued before the corporation shall commence business is One Hundred (100) shares and the consideration to be paid therefor and the capital with which the corporation shall commence business is Five Hundred Dollars ($500.00), all of which has been paid up in lawful money of the United States.
ARTICLE FIVE
     The name and place of residence of the shareholder and the number of shares of each class subscribed be each are:

NAME	ADDRESS	SHARES
Vernon M. Cagle	Route 1, Warrensburg, Missouri	100

ARTICLE SIX
     The number of directors to be elected at the first meeting of the shareholder is one (1).
ARTICLE SEVEN
     The duration of the corporation is perpetual.
ARTICLE EIGHT
     The corporation is formed for the following purposes: To own, possess, purchase, sell, lease, trade, exchange, and mortgage real estate and personal property, notes, bonds, securities and other properties; to construct and erect dwellings, commercial buildings and rental property, and other buildings and houses and to develop lands for residential and commercial properties; to borrow money and mortgage its property; to buy or assume mortgages or other liens on real and personal property; to engage in the scrapping and reclamation of steel and other materials; and to do all things reasonable and necessary to conduct the business aforesaid.
     IN WITNESS WHEREOF, the Articles of Incorporation have been signed this 27th day of June, 1974.

/s/ Vernon M. Cagle

STATE OF MISSOURI	)
	)	SS
COUNTY OF JOHNSON	)
     I, Charles B. Fain, a notary public, do hereby certify that on the 27 day of June, 1974, personally appeared before me Vernon M. Cagle who being be me first duly sworn severally declared that he is the person who signed the foregoing document as incorporator and that the statements therein contained are true.

/s/ Charles B. Fain
CHARLES B. FAIN, NOTARY PUBLIC

My commission expires November 13, 1977.

FILED AND CERTIFICATE
ISSUED
DEC 13 1990
ROY D. BLUNT
Corporation Dept. SECRETARY OF STATE
CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
HONORABLE ROY D. BLUNT
SECRETARY OF STATE
STATE OF MISSOURI
P.O. BOX 778
JEFFERSON CITY, MO. 65102
     Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:
(1)	The present name of the corporation is Autosred, Inc.

The name under which it was originally organized was Autosred, Inc.

(2)	An amendment to the Corporation’s Articles of Incorporation was adopted by the shareholders on December 12, 1990.

(3)	Article One of the Corporation’s Articles of Incorporation is hereby deleted in its entirety and the following new Article One is inserted in lieu thereof.
“The name of the corporation is Autoshred, Inc.”
(4)	On December 12, 1990 100 shares of Corporation’s common stock, no par value, were issued and outstanding, and all of such shares were entitled to vote on such amendment.

(5)	The number of shares voted for and against the amendment was as follows:

Class	No. Voted For	No. Voted Against
Common Stock, no par value	100	-0-
(6)	The amendment does not change the number or par value of authorized shares.

(7)	The amendment does not provide for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class.

     IN WITNESS WHEREOF, the undersigned President has executed this instrument and its Secretary or Assistant Secretary has affixed its corporate seal hereto and attested said seal on the 12th day of December, 1990.
(PLACE CORPORATE SEAL HERE)
(IF NO SEAL, STATE “NONE”)

ATTEST:	AUTOSHRED, INC.

/s/ Janet Sudduth, Secretary	By	/s/ Roger L. Sudduth
Janet Sudduth, Secretary		Roger L. Sudduth, President

STATE OF MISSOURI	§
§
COUNTY OF JACKSON		§
     I, Nancy J. Marks, a notary public, do hereby certify that on this 12th day of December, 1990, personally appeared before me Roger L. Sudduth, who, being by me first duly sworn, declared that he is the President of Autosred, Inc., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

(SEAL)	/s/ Nancy J. Marks
Notary Public

NANCY J. MARKS Notary Public — State of Missouri Commissioned in Lafayette County My Commission Expires April 8, 1991

FILED AND CERTIFICATE
ISSUED
DEC 13 1990
ROY D. BLUNT
Corporation Dept. SECRETARY OF STATE
ARTICLES OF MERGER
OF ALLIED ACQUISITION TWO, INC. INTO
AUTOSHRED, INC.
(MISSOURI)
     Pursuant to the provisions of Section 351.410 of the Missouri General and Business Corporation Law, the undersigned Missouri corporations adopt the following articles of merger for the purpose of merging them into one of such corporations:
     1. The Agreement and Plan of Merger (the “Plan”) attached hereto as Exhibit A and incorporated herein by reference was approved by the shareholders of each of the undersigned corporations in the manner prescribed by the Missouri General and Business Corporation Law. Pursuant to the Plan, Allied Acquisition Two, Inc. will be merged with and into Autoshred, Inc. with Autoshred, Inc. being the surviving corporation.
     2. As to each of the undersigned corporations, the number of shares outstanding, and the designation and number of outstanding shares of each class entitled to vote on the Plan, are as follows:

Name of	Number of	Designation
Corporation	Shares Outstanding	of Class
Autoshred, Inc.	100	Common Stock,
		no par value

Allied Acquisition Two, Inc.	1,000	Common Stock,
		$.01 par value
     3. No shares of any class or series (other than the common stock no par value of Autoshred, and the common stock, $.01 par value of Allied Acquisition Two) of either corporation are outstanding, and no shares of any class or series of either corporation are entitled to vote as a class.
     4. As to each corporation, the number of shares voted for and against the Plan are as follows:

Name of	Total	Total
Corporation	Voted For	Voted Against	Class
Autoshred, Inc.	100	-0-	Common Stock,
			no par value

Allied Acquisition Two, Inc.	1,000	-0-	Common Stock,
			$.01 par value
Dated: December 13, 1990.

AUTOSHRED, INC.		ALLIED ACQUISITION TWO, INC.

By:	/s/ Roger L. Sudduth, President Roger L. Sudduth, President	By:	/s/ Daniel J. Ivan Daniel J. Ivan, President & Secretary

X Janet Sudduth

STATE OF MISSOURI	)
	)	ss.
COUNTY OF JACKSON	)
     I, Nancy J. Marks, a Notary Public, do hereby certify that on the 12th day of December, 1990, personally appeared before me Daniel J. Ivan, who being by me first duly sworn declared that he is the person who signed the foregoing document as president, and that the statements therein contained are true.
     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above mentioned.

/s/ Nancy J. Marks Notary Public

My Commission expires:
April 8, 1991	NANCY J. MARKS Notary Public — State of Missouri Commissioned in Lafayette County My Commission Expires April 8, 1991

STATE OF MISSOURI	)
	)	ss.
COUNTY OF JACKSON	)
     I, Nancy J. Marks, a, Notary Public, do hereby certify that on the 12th day of December, 1990, personally appeared before me Roger L. Sudduth, who being by me first duly sworn declared that he is the person who signed the foregoing document as president, and that the statements therein contained are true.
     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above mentioned.

/s/ Nancy J. Marks Notary Public

My Commission expires:
April 8, 1991	NANCY J. MARKS Notary Public — State of Missouri Commissioned in Lafayette County My Commission Expires April 8, 1991

FINAL
EXHIBIT A
AGREEMENT AND PLAN OF MERGER
     THIS AGREEMENT AND PLAN OF MERGER (“Merger Agreement”) is made and entered into the 13th day of December, 1990, by and between Allied Acquisition Two, Inc., a Missouri corporation (“Merger Sub”) and Autoshred, Inc., a Missouri corporation (“Company”).
W I T N E S S E T H:
     WHEREAS, Company is a corporation duly organized and validly existing under the laws of the State of Missouri and has, and will have as of the Effective Time (hereinafter defined), authorized capital stock consisting of 1000 shares of common stock, no par value per share (“Company Common Stock”), 100 shares of which are, and will be as of the Effective Time, issued and outstanding; and
     WHEREAS, Merger Sub is a corporation duly organized and validly existing under the laws of the State of Missouri and has, and will have as of the Effective Time, authorized capital stock consisting of 1000 shares of common stock, $.01 par value (“Sub Common Stock”), all of which are, and will be as of the Effective Time, issued and outstanding and owned by Allied Waste Industries, inc., a Delaware corporation (“Parent”); and
     WHEREAS, the respective boards of directors of Company, Merger Sub and Parent have determined that it is desirable and in the best interests of each of the corporations to effect a reorganization, whereby (i) Merger Sub will be merged with an into Company, with Company being the surviving corporation in the merger, pursuant to the Missouri General and Business Corporation Law, as amended (“MGBCL”); and (ii) each outstanding share of Company Common Stock will be converted into 11,000 shares of Parent’s common stock, $.001 par value (“Parent Common Stock”); and
     WHEREAS, Company, Parent and Merger Sub have, pursuant to the authorizations of their respective boards of directors, approved such reorganization and have entered into a Reorganization Agreement of even date herewith (the “Reorganization Agreement”), which contemplates the execution and delivery of this Merger Agreement by Company and Merger Sub; and
     WHEREAS, the respective board of directors and shareholders of each of Company and Merger Sub have duly authorized the execution hereof;
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, Company and Merger Sub hereby agree that Merger Sub shall be merged into Company in accordance with the terms and conditions of this Merger Agreement (“Merger”) and prescribe the terms and conditions of said merger of Merger Sub into Company, the mode of carrying it into effect, the name of the surviving corporation, the manner and basis of converting shares of Company Common Stock outstanding immediately prior to the merger into and for shares of Parent Common Stock, and such other details and provisions as are deemed necessary or desirable as follows:
     1. Merger. Subject to the conditions hereinafter set forth, at the Effective Time, Merger Sub shall be merged with and into Company, and Company shall be the surviving corporation and its corporate existence shall continue unaffected and unimpaired. The separate corporate existence of Merger Sub shall cease at the Effective Time, and thereupon Company and Merger Sub shall be a single corporation which shall be Company, which shall continue to be a Missouri corporation subject to and governed by the laws of the State of Missouri.
     2. Name of Surviving Corporation. At the Effective Time, the name of the surviving corporation shall be Autoshred, Inc.
     3. Articles of Incorporation and Bylaws of Surviving Corporation. At the Effective Time, the Articles of Incorporation of the surviving corporation shall be the Articles of Incorporation of Company in effect immediately prior to the Effective Time. No amendments to the Articles of Incorporation of the surviving corporation shall be effected by the merger. At the Effective Time, the Bylaws of the surviving corporation shall be the Bylaws of Company in effect immediately prior to the Effective Time.
     4. Directors of Surviving Corporation. At the Effective Time, the directors of the surviving corporation shall be the persons listed below, who shall serve until their successors shall have been elected and shall qualify:
Roger Ramsey
Daniel Ivan
Dwight Carmichael
     5. Officers of Surviving Corporation. At the Effective Time, the officers of the surviving corporation shall be the persons listed below, who shall serve at the pleasure of the directors of the surviving corporation.

President	Daniel Ivan
Vice President	Jerrold Duane Stapley
Secretary	Dwight Carmichael
     6. Rights and Property of Surviving Corporation. At the Effective Time, Company, as the surviving corporation, shall possess all of the rights, privileges, immunities, and franchises of a public as well as a private nature, of Merger Sub and Company; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and ever other interest of or belonging to or due to Merger Sub and Company shall be deemed to be transferred to and vested in Company as the surviving corporation without further act or deed; and the title to any real estate, or any interest therein, vested in Merger Sub or Company shall not revert or be in any way impaired by reason of such merger.
     7. Liabilities and Obligations of Surviving Corporation. From and after the Effective Time, Company, as the surviving corporation, shall be responsible and liable for all the liabilities and obligations of Merger Sub and Company and any claim existing or action or proceeding, whether civil or criminal, pending by or against any of such corporations may be prosecuted as if such merger had not taken place, or Company may be substituted in its place. Neither the rights of creditors nor any liens upon the property of Merger Sub or Company shall be impaired by such merger.
     8. Conversion of Company Common Stock. At the Effective Time, each share of Company Common Stock, issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, without any action on the part of the holder thereof, be converted into 11,000 shares of Parent Common Stock, for a maximum of 1,100,000 shares of Parent Common Stock to be issued pursuant to the Merger.
     9. Conversion of Sub Common Stock. At the Effective Time, each share of Sub Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, without any action on the part of the holder thereof, be converted into one share of the common stock of surviving corporation.
     10. Modification and Waiver. Any of the terms or conditions of this Merger Agreement may be waived at any time, whether before or after action thereon by the shareholders of Company or Merger Sub, by the party which is entitled to the benefits thereof; and this Merger Agreement may be modified or amended by the mutual written agreement of the parties hereto at any time before action thereon by the shareholders of Company or Merger Sub. Any waiver, modification or amendment shall be in writing.
     11. Closing Date; Effective Time. The closing of the Reorganization Agreement, this Merger Agreement and the transaction contemplated hereby and thereby shall be held at 9:00 a.m. (central standard time) on December 13, 1990 at the offices of Lathrop, Norquist & Miller, 2600 Mutual Benefit Life Building, 2345 Grand Avenue, Kansas City, Missouri, 64108, or at such other date, time and place as the parties may agree upon in writing (the “Closing Date”). Subject to the terms and conditions hereof, on the Closing Date, Company and Merger Sub shall execute and deliver (i) the Merger Agreement, (ii) appropriate articles of merger as are required to be filed under the laws of the State of Missouri to effectuate the merger (the “Merger Documents”), in accordance with the applicable provisions of the MGBCL. Forthwith upon the execution of the Merger Documents as aforesaid, Merger Sub and Company shall each cause such Merger Documents to be filed with the Secretary of State of Missouri and shall take all such other action necessary to effectuate the merger. The merger shall become effective in Missouri upon the issuance by the Secretary of State of Missouri of a Certificate of Merger with respect to the merger. The time of issuance of the Certificate of Merger shall for purposes of this Merger Agreement be the “Effective Time.”
     12. Miscellaneous. This Merger Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the name instrument, but only one of which need be produced. The hearings of the paragraphs and subparagraphs hereof are inserted for convenience only and shall not be deemed to constitute part hereof or to affect the construction hereof. As used in the Merger Agreement, the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to the Merger Agreement as a whole and not to any particular paragraph, subparagraph or other subdivision.
     IN WITNESS WHEREOF, each of the parties hereto has cause the Merger Agreement to be signed in counterparts all as of the date first above written.

AUTOSHRED, INC.

By: Its:	/s/ Roger L. Sudduth President

ALLIED ACQUISITION TWO, INC.

By: Its:	/s/ Daniel J. Ivan President